Exhibit 99.1
Calix Reports Third Quarter 2015 Financial Results

PETALUMA, CA – October 29, 2015 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the third quarter ended September 26, 2015. Revenue for the third quarter of 2015 was $112.3 million, an increase of 6.2% compared to $105.8 million for the third quarter of 2014.
“Our third quarter results were above our guidance, reflecting strong performance in our customer base for the quarter,” said Carl Russo, Calix President and CEO. “This performance contributed to revenues in the first nine months of 2015 increasing 4.4% compared to the first nine months of 2014. In addition, solid execution and favorable product mix led non-GAAP gross margins for the first nine months to increase to 49.8% compared to 46.1% in the same period last year,” added Russo.
“Earlier this week the era of Software Defined Access began. During our Calix User Group, we introduced AXOS, the most important launch in our company’s history. AXOS is a Linux-based network operating system and software application platform. AXOS was built from the ground up to mesh with the coming shift to Software Defined Networking and Network Function Virtualization across all communications networks. Most importantly, AXOS enables our customers with a ‘fast,’ ‘always-on’ and ‘simple’ access infrastructure over which the flexible, real-time deployment of services to their subscribers becomes a reality. This is a watershed event in our industry and we are extremely excited by the benefits AXOS brings to our customers as well as to Calix,” added Russo.
The company’s non-GAAP net income for the third quarter of 2015 was $8.3 million, or $0.16 per fully diluted share, compared to a non-GAAP net income of $4.6 million, or $0.09 per fully diluted share, for the third quarter of 2014. A reconciliation of GAAP and non-GAAP results is included as part of this release.
“During the quarter, we repurchased $7.7 million worth of common stock via our previously announced $40 million stock buyback authorization,” said William Atkins, Executive Vice President and CFO. “Given our long-term outlook for the company, we continue to view share repurchases as an attractive investment at current levels,” added Atkins.
The GAAP net income for the third quarter of 2015 was $0.9 million, or $0.02 per basic and diluted share, compared to a GAAP net loss of $3.8 million, or $(0.08) per basic and diluted share, for the third quarter of 2014. A reconciliation of our third quarter 2015 operating results from non-GAAP to GAAP is provided below:

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Calix Press Release	Page 2

Calix, Inc.
(Unaudited, in thousands, except per share data)
Three Months Ended September 26, 2015

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	Acquisition-Related Costs	GAAP
Revenue	$112,297	$—	$—	$—	$112,297
Cost of revenue	56,933	163	2,088	—	59,184
Gross profit	55,364	(163)	(2,088)	—	53,113
Gross margin	49.3%	(0.1)%	(1.9)%	—%	47.3%
Operating expenses	47,151	2,427	2,552	106	52,236
Operating income (loss)	8,213	(2,590)	(4,640)	(106)	877
Interest and other income (expense), net	230	—	—	—	230
Income (loss) before taxes	8,443	(2,590)	(4,640)	(106)	1,107
Provision for income taxes	185	—	—	—	185
Net income (loss)	$8,258	$(2,590)	$(4,640)	$(106)	$922
Weighted average diluted shares used to
compute net income (loss) per common share	52,016	52,016	52,016	52,016	52,016
Net income (loss) per diluted share	$0.16	$(0.05)	$(0.09)	$—	$0.02

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Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its third quarter 2015 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enables communications service providers worldwide to transform their copper- and fiber-based networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com. For more information about gigabit networks, visit www.calix.com/gigabit/.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring acquisition-related costs, which the Company believes are not indicative of its core operating results. Acquisition-related costs include legal fees and associated expenses incurred under a pre-existing contract between Occam and its retained advisor in connection with the Occam acquisition. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
Forward-Looking Statements
Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, the execution of a stock repurchase program. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to the risks described in our 2014 Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

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Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2015	2014	2015	2014
Revenue	$112,297	$105,769	$302,464	$289,594
Cost of revenue:
Products and services (1)	57,096	58,600	152,308	156,981
Amortization of intangible assets	2,088	2,089	6,264	6,265
Total cost of revenue	59,184	60,689	158,572	163,246
Gross profit	53,113	45,080	143,892	126,348
Operating expenses:
Research and development (1)	22,120	19,930	66,885	59,104
Sales and marketing (1)	18,424	18,717	57,398	54,562
General and administrative (1)	9,140	7,625	28,728	22,557
Amortization of intangible assets	2,552	2,552	7,656	7,656
Total operating expenses	52,236	48,824	160,667	143,879
Income (loss) from operations	877	(3,744)	(16,775)	(17,531)
Interest and other income (expense), net:
Interest income	297	52	1,014	86
Interest expense	(263)	(59)	(921)	(174)
Other income (expense), net	196	18	273	121
Total interest and other income (expense), net	230	11	366	33
Income (loss) before provision for income taxes	1,107	(3,733)	(16,409)	(17,498)
Provision for income taxes	185	115	378	328
Net income (loss)	$922	$(3,848)	$(16,787)	$(17,826)
Net income (loss) per common share:
Basic	$0.02	$(0.08)	$(0.32)	$(0.35)
Diluted	$0.02	$(0.08)	$(0.32)	$(0.35)
Weighted average number of shares used to compute
net income (loss) per common share:
Basic	51,756	51,048	51,814	50,635
Diluted	52,016	51,048	51,814	50,635

(1)	Includes stock-based compensation as follows:
Cost of revenue	$163	$206	$549	$914
Research and development	964	1,207	3,659	3,693
Sales and marketing	688	1,316	3,769	4,146
General and administrative	775	1,084	2,616	3,366
	$2,590	$3,813	$10,593	$12,119

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Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2015	2014	2015	2014
GAAP net income (loss)	$922	$(3,848)	$(16,787)	$(17,826)
Adjustments to reconcile GAAP net income (loss) to
non-GAAP net income:
Stock-based compensation	2,590	3,813	10,593	12,119
Amortization of intangible assets	4,640	4,641	13,920	13,921
Acquisition-related costs	106	—	348	—
Non-GAAP net income	$8,258	$4,606	$8,074	$8,214
Non-GAAP net income per common share:
Basic	$0.16	$0.09	$0.16	$0.16
Diluted	$0.16	$0.09	$0.15	$0.16
Weighted average shares used to compute non-GAAP
net income per common share:
Basic	51,756	51,048	51,814	50,635
Diluted (1)	52,016	51,552	52,344	51,122
(1) Includes the dilutive effect of outstanding stock options, restricted stock units and ESPP.

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Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 26,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$36,194	$48,829
Marketable securities	57,659	62,850
Restricted cash	—	295
Accounts receivable, net	48,188	30,744
Inventory	43,769	46,753
Deferred cost of revenue	2,998	5,080
Prepaid expenses and other current assets	8,311	12,936
Total current assets	197,119	207,487
Property and equipment, net	18,484	20,144
Goodwill	116,175	116,175
Intangible assets, net	11,259	25,179
Other assets	1,091	1,236
Total assets	$344,128	$370,221
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,784	$23,629
Accrued liabilities	38,280	39,443
Deferred revenue	11,414	12,722
Total current liabilities	66,478	75,794
Long-term portion of deferred revenue	19,390	19,393
Other long-term liabilities	1,700	2,443
Total liabilities	87,568	97,630
Stockholders' equity:
Common stock	1,316	1,291
Additional paid-in capital	813,776	801,810
Accumulated other comprehensive income	(31)	80
Accumulated deficit	(547,377)	(530,590)
Treasury stock	(11,124)	—
Total stockholders' equity	256,560	272,591
Total liabilities and stockholders' equity	$344,128	$370,221

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Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended
	September 26,	September 27,
	2015	2014
Operating activities:
Net loss	$(16,787)	$(17,826)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,602	6,772
Loss on retirement of property and equipment	14	41
Amortization of intangible assets	13,920	13,921
Amortization of premiums related to available-for-sale securities	743	302
Gain on sale of available-for-sale securities	—	(1)
Stock-based compensation	10,593	12,119
Changes in operating assets and liabilities:
Restricted cash	295	—
Accounts receivable, net	(17,443)	739
Inventory	2,983	7,226
Deferred cost of revenue	2,082	9,742
Prepaid expenses and other assets	4,181	(315)
Accounts payable	(6,841)	(9,904)
Accrued liabilities	(1,055)	5,520
Deferred revenue	(1,312)	(14,391)
Other long-term liabilities	(167)	597
Net cash provided by (used in) operating activities	(1,192)	14,542
Investing activities:
Purchases of property and equipment	(5,943)	(9,481)
Purchases of marketable securities	(46,750)	(49,356)
Sales of marketable securities	—	615
Maturities of marketable securities	51,265	—
Net cash used in investing activities	(1,428)	(58,222)
Financing activities:
Proceeds from exercise of stock options	625	429
Proceeds from employee stock purchase plan	2,865	2,453
Payments for repurchases of common stock	(11,124)	—
Taxes paid for awards vested under equity incentive plans	(2,093)	(2,505)
Net cash provided by (used in) financing activities	(9,727)	377
Effect of exchange rate changes on cash and cash equivalents	(288)	(45)
Net decrease in cash and cash equivalents	(12,635)	(43,348)
Cash and cash equivalents at beginning of period	48,829	82,747
Cash and cash equivalents at end of period	$36,194	$39,399

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Investor Inquiries:

William J. Atkins
408-474-0052
William.Atkins@calix.com

Thomas J. Dinges, CFA
408-474-0080
Tom.Dinges@calix.com